EXHIBIT 5

              Letterhead of Arent Fox Kintner Plotkin & Kahn, PLLC

                                February 5, 2004

The Board of Directors
GTSI Corp.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151-1010

Gentlemen:

         We have acted as counsel to GTSI Corp. (the "Company") with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 323,000 shares of Common Stock, par value $.005 per share (the "Shares"), subject to issuance pursuant to Nonqualified Stock Option Agreements between the Company and Christopher Tully, Amy Squires, Steve Hammond, John McClung, Jr., Lauren Kovach, Marc Lieberman, John Helmly, James Todd Leto, Thomas Mutryn, Robert Mitchell, Paul Liberty, Frank Blaul, Craig Ballam, and John Littley, III (the "Stock Option Agreements").

         As counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended, and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

         We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

         Based on the foregoing, we are of the opinion that the 323,000 Shares subject to the Stock Option Agreements when issued or delivered and paid for in accordance with the terms of their respective Stock Option Agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.


                                          Very truly yours,



                                          Arent Fox Kintner Plotkin & Kahn, PLLC